UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): April 9, 2014
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TransUnion Holding Company, Inc.
TransUnion Corp.

(Exact name of registrant as specified in its charter)
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Delaware Delaware	333-182948 333-172549	36-1678417 74-3135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 9, 2014, TransUnion Holding Company, Inc. and TransUnion Corp. (together, “TransUnion” or the “Company”) refinanced certain of the Company’s existing indebtedness, as described below.

On April 9, 2014, TransUnion Corp. and Trans Union LLC amended the Amended and Restated Credit Agreement, dated as of February 10, 2011, by and among TransUnion Corp., Trans Union LLC, the guarantors from time to time party thereto, Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent, Deutsche Bank Trust Company Americas, as L/C issuer and swing line lender, the other lenders party thereto, Bank of America, N.A., as syndication agent, Credit Suisse Securities (USA) LLC and SunTrust Bank as TL documentation agents, U.S. Bank National Association, as RC documentation agent, the Governor and Company of The Bank Of Ireland, as senior managing agent and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner and Smith and J.P. Morgan Securities LLC, as joint lead arrangers and joint bookrunners (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”). Pursuant to the Amendment No. 7 to Credit Agreement, dated as of April 9, 2014 (the “Seventh Amendment”), by and among TransUnion Corp., Trans Union LLC, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Existing Administrative Agent, Existing Collateral Agent, Existing Swing Line Lender and Existing L/C Issuer, Deutsche Bank AG New York Branch, as Successor Administrative Agent, Successor Collateral Agent, Successor Swing Line Lender, Successor L/C Issuer and 2014 Replacement Term Lender, and each other Lender party thereto, the Existing Credit Agreement was amended to provide for (i) replacement term loans (the “2014 Replacement Term Loans”) in an aggregate principal amount of $1,120,450,000, the proceeds of which will be used to refinance in full all Terms Loans outstanding under the Existing Credit Agreement, (ii) an increase in the aggregate principal amount of the 2014 Replacement Term Loans from $1,120,450,000 to $1,900,000,000, the proceeds of which will be used to redeem the $645,000,000 aggregate principal amount of 11.375% senior notes due 2018 issued by TransUnion Financing Corp. and Trans Union LLC, repay all amounts currently outstanding under the existing revolving line of credit, and pay fees and expenses associated with the refinancing transactions, (iii) the conversion of all existing revolving credit commitments under the Existing Credit Agreement into a single tranche of Revolving Credit Commitments in an aggregate principal amount of $190,000,000, and (iv) the resignation of the Existing Administrative Agent, Existing Collateral Agent, Existing Swing Line Lender and Existing L/C Issuer and the appointment of the Successor Administrative Agent, Successor Collateral Agent, Successor Swing Line Lender, Successor L/C Issuer, all on the terms and subject to the conditions set forth in the Seventh Amendment. Pursuant to the Seventh Amendment, the Existing Credit Agreement was also amended and restated in its entirety as set forth in the Second Amended and Restated Credit Agreement, dated as of April 9, 2014, by and among TransUnion Corp., Trans Union LLC, the guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, Deutsche Bank AG New York Branch, as L/C issuer and swing line lender, the other lenders from time to time party thereto, Goldman Sachs Lending Partners LLC, as syndication agent, Bank of America, N.A., Royal Bank of Canada and Credit Suisse AG, as documentation agents, and Deutsche Bank Securities Inc., Goldman Sachs Lending Partners LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Royal Bank of Canada and Credit Suisse (USA) LLC, as joint lead arrangers and joint bookrunners (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”) attached as an exhibit to the Seventh Amendment. Capitalized terms used and not otherwise defined herein have the same meanings as specified in the Existing Credit Agreement, the Seventh Amendment and the Amended and Restated Credit Agreement, as applicable.

After giving effect to the transactions described above, the Amended and Restated Credit Agreement provides for $1,900,000,000 aggregate principal amount of seven-year senior secured Term Loans and a $190,000,000 five-year senior secured revolving line of credit. Unless Trans Union LLC otherwise elects, (i) interest rates on the Term Loans are based on LIBOR, subject to a floor of 1.00%, plus a margin of 3.00% or 2.75%, and (ii) interest rates on advances under the revolving line of credit are based on LIBOR, subject to a floor of 1.00%, plus a margin of 2.75% or 2.50%, depending in each case on our Senior Secured Net Leverage Ratio. In addition, the Amended and Restated Credit Agreement provides for an annual commitment fee, payable quarterly and equal to 0.50% or 0.375% of the unused portion of the revolving line of credit, depending on our Senior Secured Net Leverage Ratio.

The Amended and Restated Credit Agreement provides for annual amortization (payable in four equal quarterly installments) of the Term Loans in an amount equal to 1.00% of the aggregate principal amount of the Term Loans as of the effective date of the Seventh Amendment. The Amended and Restated Credit Agreement also provides for additional principal payments in each year based on excess cash flows in the prior year. Depending on our Senior Secured Net Leverage Ratio, principal payments of between zero and fifty percent of excess cash flows will be due the following year. The remaining aggregate principal amount of the Term Loans will be due and payable in full on April 9, 2021.

TransUnion Corp. and its direct and indirect wholly-owned subsidiaries party to the Amended and Restated Credit Agreement and ancillary agreements and documents (other than Trans Union LLC) continue to provide an unconditional guaranty of all amounts owing under the Amended and Restated Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of Trans Union LLC, TransUnion Corp. and the other guarantors, including their investments in subsidiaries. The Amended and Restated Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.

The foregoing description of the Seventh Amendment and the Amended and Restated Credit Agreement is a summary and is qualified in its entirety by reference to the Seventh Amendment and the Amended and Restated Credit Agreement, copies of which are filed as Exhibit 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a Revolving Credit Lender, the Syndication Agent and a Joint Lead Arranger and Joint Bookrunner under the Amended and Restated Credit Agreement. Investment funds affiliated with Goldman, Sachs & Co. own approximately 49.5% of the issued and outstanding common stock of TransUnion Holding Company, Inc. Goldman, Sachs & Co. and its affiliates, including Goldman Sachs Credit Partners L.P., have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses.
Item 1.02    Termination of a Material Definitive Agreement.

On April 9, 2014, TransUnion Financing Corp. and Trans Union LLC issued an irrevocable notice of full redemption (the "Redemption Notice") with respect to all $645,000,000 aggregate principal amount of their 11.375% Senior Notes due 2018 (the "Notes"). A copy of the Redemption Notice is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Notes will be redeemed on May 9, 2014 (the "Redemption Date"). The redemption price (the "Redemption Price") for the Notes will be 106.758432%, which is equal to 100.000% of their aggregate principal amount plus the Applicable Premium (as defined below) as of the Redemption Date, and 144 days of accrued and unpaid interest to the Redemption Date. The "Applicable Premium" with respect to each Note will be 6.758432%, which is equal to the excess of (A) the present value at the Redemption Date of (x) 105.688% of the principal amount of such Note plus (y) all required interest payments due on such Note through June 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate (as defined below) of 0.13% plus 50 basis points, over (B) the principal amount of such Note. Pursuant to the terms of the Indenture, dated June 15, 2010 (as amended and supplemented, the "Indenture"), among TransUnion Financing Corporation and Trans Union LLC, as issuers, TransUnion Corp., as parent, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as Trustee, the "Treasury Rate" is the rate as published on March 14, 2014.

The Notes were issued and the redemption will be effected pursuant to the terms of the Indenture. Pursuant to the Indenture, upon the issuance of the Redemption Notice and the deposit of the Redemption Price with Wells Fargo Bank, N.A., as trustee, for payment to holders on the Redemption Date, the Indenture will be discharged and cease to be of further effect.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.02 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.
10.1	Amendment No. 7 to Credit Agreement dated as of April 9, 2014
10.2	Second Amended and Restated Credit Agreement dated as of April 9, 2014
99.1	Notice of Full Redemption dated April 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION HOLDING COMPANY, INC.
TRANSUNION CORP.
Date: April 9, 2014
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Vice President